UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2005

Allied Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-22832	52-1081052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1919 Pennsylvania Avenue, N.W., Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202 331-1112

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 21, 2005, Allied Capital Corporation (the Company) entered into a retention agreement with John M. Scheurer, Managing Director in the Company's commercial real estate group, in connection with the Company's consideration of strategic alternatives for its commercial real estate investment portfolio, including a sale, spin-out or recapitalization of all or part of the Company's commercial real estate assets. This agreement expires on June 30, 2005, if a transaction has not been completed by that date.

If the Company consummates a transaction, the agreement provides that the Company will pay Mr. Scheurer a one-time lump sum bonus of $500,000 if 1) he remains employed by the Company until the transaction is consummated; or 2) the Company terminates his employment without cause prior to the consummation of a transaction. If the Company consummates a transaction and Mr. Scheurer is hired by an acquirer and either remains employed by the acquirer for at least 90 days following the transaction or is terminated by the acquirer without cause during such period, he will receive an additional $500,000. In addition, Mr. Scheurer will receive a supplemental payment of $600,000 if a transaction is consummated and he satisfies certain other conditions.

If the Company consummates a transaction and an acquirer either 1) does not offer to employ Mr. Scheurer; 2) offers to employ Mr. Scheurer but at a base salary below $750,000; or 3) employs Mr. Scheurer but later terminates his employment for any reason other than for cause within the initial twelve months of employment, the agreement provides that the Company will pay Mr. Scheurer a one-time lump sum payment of $1,200,000. Should Mr. Scheurer remain with the acquirer for twelve months after the consummation of a transaction and receive compensation of less than $1,200,000 from the acquirer during the initial 12-month period, the agreement provides that the Company will pay Mr. Scheurer a one-time lump sum payment equal to the difference between the amount paid to him by the acquirer during such period and $1,200,000.

The Company also entered into similar agreements with four other executives in the commercial real estate group, including Doug Cooper and Jordan Paul, both of whom are Managing Directors in the commercial real estate group. These agreements expire on June 30, 2005, if a transaction has not been completed by that date.

If the Company consummates a transaction, the agreement provides that the Company will pay the four executives in the aggregate one-time lump sum bonuses totaling $900,000 if 1) the individuals remain employed by the Company until the transaction is consummated; or 2) the Company terminates the individuals’ employment without cause prior to the consummation of a transaction. If the Company consummates a transaction and the individuals are hired by an acquirer and either remain employed by the acquirer for at least 90 days following the transaction or are terminated by the acquirer without cause during such period, the individuals in the aggregate would receive an additional amount totaling $900,000.

If the Company consummates a transaction and an acquirer either 1) does not offer to employ the individuals; 2) offers to employ the individuals but at a base salary below a certain threshold; or 3) employs the individuals but later terminates the individuals' employment for any reason other than for cause or does not agree to pay a minimum compensation amount within the initial twelve months of employment, the agreement provides that the Company will pay the individuals in the aggregate one-time lump sum payments totaling up to $2,750,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Capital Corporation

March 23, 2005	By:	Penni F. Roll

Name: Penni F. Roll
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Retention Agreement dated March 21, 2005.